FIRST AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of June 26, 2008 (this “Amendment”), relating to the Credit Agreement referenced below, is by and among APAC CUSTOMER SERVICES, INC., an Illinois corporation (the “Borrower”), the lenders identified on the signature pages thereto (the “Lenders”), and PNC Bank, National Association, a national banking association, as agent for the Lenders (in such capacity, the “Agent”). Terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

W I T N E S S E T H

WHEREAS, an $40,000,000 credit facility has been extended to the Borrower pursuant to the terms of that certain Revolving Credit and Security Agreement dated as of May 5, 2008 (as amended and modified from time to time, the “Credit Agreement”) among the Borrower, the Lenders identified therein, and PNC Bank, National Association, as agent for the Lenders;

WHEREAS, the Borrower has requested certain modifications to the Credit Agreement;

WHEREAS, the Lenders have agreed to the requested modifications on the terms and conditions set forth herein;

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments. The Credit Agreement is amended as follows:

(a) The definitions of “Applicable Margin”, “Obligations” and “Unbilled Eligible Receivables” in Section 1.2 of the Credit Agreement are amended to read as follows:

“ “Applicable Margin” for:

(a) Advances that are in excess of the Advance Rate (other than Advances in connection with Out-of-Formula Loans the Applicable Margin for which shall be determined in accordance with clause (b) of this definition) that are Eurodollar Rate Loans shall mean 1.50% and that are Domestic Rate Loans shall mean 0%; and

(b) (i) Advances that are Eurodollar Rate Loans, and (ii) Advances that are Domestic Rate Loans, shall mean the appropriate applicable percentages corresponding to the Fixed Charge Coverage Ratio in effect as of the most recent Calculation Date (as defined below) as shown in the table set forth below:

Level	Fixed Charge Coverage Ratio	Applicable Margin for Eurodollar Rate Loans	Applicable Margin for Domestic Rate Loans
1	less than 1.50 to 1.0	2.50%	0.50%
2	equal to or greater than 1.50 to 1.0 but less than 1.75 to 1.0	2.25%	0.25%
3	equal to or greater than 1.75 to 1.0	2.00%	0%

With respect to the Applicable Margin determined in accordance with clause (b) of this definition, the Applicable Margin shall be determined and adjusted quarterly on the date (each a “Calculation Date”) which is the first day of the first calendar month after the date on which Borrower provides the quarterly officer’s certificate for each fiscal quarter in accordance with the provisions of Section 9.8; provided, however, that (i) the initial Applicable Margin shall be based on Level 1 (as shown above) and shall remain at Level 1 until the first Calculation Date subsequent to Agent’s receipt and review of Borrower’s audited fiscal year-end financial statements for the fiscal year ended on or about December 31, 2008, and, thereafter, the Level shall be determined by the Fixed Charge Coverage Ratio for the immediately preceding fiscal quarter as calculated pursuant to the terms of Section 6.5, and (ii) if Borrower fails to provide the officer’s certificate to Agent for any fiscal quarter as required by and within the time limits set forth in Section 9.8, the Applicable Margin from the applicable date of such failure shall be based on Level 1 until the date the appropriate officer’s certificate is provided, whereupon the Level shall be determined by the Fixed Charge Coverage Ratio for the immediately preceding fiscal quarter as calculated pursuant to the terms of Section 6.5. Except as set forth above, each Applicable Margin shall be effective from one Calculation Date until the next Calculation Date.

“Obligations” shall mean and include the Advances, any other loans and advances or extensions of credit made or to be made by any Lender to Borrower, or to others for Borrower’s account, in each case pursuant to the terms and provisions of this Agreement, together with interest thereon (including interest which accrues after the commencement of any bankruptcy or similar case, whether or not such post-petition interest is allowed in such case) and, including, without limitation, any reimbursement obligation or indemnity of Borrower on account of Letters of Credit and all other obligations in respect of Letters of Credit and all indebtedness, fees, liabilities and obligations that may at any time be owing by Borrower to any Lender (or an Affiliate of a Lender) or Agent, in each case pursuant to this Agreement or any Other Document, whether now in existence or incurred by Borrower from time to time hereafter, whether unsecured or secured by pledge of, Lien upon or security interest in any of Borrower’s assets or property or the assets or property of any other Person, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of Agent or any Lender’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether Borrower is liable to such Lender (or an Affiliate of a Lender) for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include any other indebtedness owing to any Lender (or an Affiliate of a Lender) by Borrower under this Agreement and the Other Documents (including currency swap agreements between Borrower and (x) any Lender or any Affiliate of a Lender or (y) any Person that was a Lender or an Affiliate of a Lender at the time such currency swap agreement was entered into), all liabilities and obligations arising under Lender-Provided Interest Rate Hedges owing from Borrower to any Lender, or any Affiliate of a Lender (or any Person that was a Lender or an affiliate of a Lender at the time such Lender-Provided Interest Rate Hedge was entered into), permitted hereunder, and all liabilities and obligations now or hereafter arising from or in connection with any Cash Management Products.

“Unbilled Eligible Receivables” shall mean an Eligible Receivable not yet evidenced by an invoice but projected to be invoiced within sixty (60) days after the last date of the service giving rise to such Eligible Receivable for fiscal year 2008 and within forty-five (45) days after the last date of service giving rise to such Eligible Receivable for fiscal year 2009 and for each fiscal year thereafter based upon documentation reasonably satisfactory to Agent in its Permitted Discretion.”

(b) Subsection (c) of the definition of “Eligible Receivables” is amended to read as follows:

“(c) with respect to Unbilled Eligible Receivables, it is more than sixty (60) days old for fiscal year 2008 or more than forty-five (45) days old for fiscal year 2009 or any fiscal year thereafter;”.

2. Representations and Warranties. The Borrower hereby represent and warrants in connection herewith that as of the date hereof (after giving effect hereto) (i) the representations and warranties set forth in Article V of the Credit Agreement are true and correct in all material respects (except those which expressly relate to an earlier date), and (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement.

3. Acknowledgments, Affirmations and Agreements. The Borrower (i) acknowledges and consents to all of the terms and conditions of this Amendment and (ii) affirms all of its obligations under the Credit Agreement and the Other Documents.

4. Credit Agreement. Except as expressly modified hereby, all of the terms and provisions of the Credit Agreement remain in full force and effect.

5. Expenses. The Borrower agrees to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of the Agent’s legal counsel.

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

7. Governing Law. This Amendment shall be deemed to be a contract under, and shall for all purposes be construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:
APAC CUSTOMER SERVICES, INC.,
an Illinois corporation
By:/s/ Michael P. Marrow
Name: Michael P. Marrow
Title: President & CEO
By:/s/ Andrew Szafran
Name: Andrew Szafran
Title: Senior Vice President & CFO
AGENT AND LENDER:
PNC BANK, NATIONAL ASSOCIATION,
in its capacity as Agent and as Lender
By:/s/ Reed Paden
Name: Reed Paden
Title: Vice President